EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of National R.V. Holdings, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bradley C. Albrechtsen, Chief Executive Officer and President of the Company, and Mark D. Andersen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ BRADLEY C. ALBRECHTSEN                            /s/ MARK D. ANDERSEN
--------------------------                            --------------------
Bradley C. Albrechtsen                                Mark D. Andersen
Chief Executive Officer                               Chief Financial Officer
and President                                         (Principal Accounting and
November 12, 2003                                       Financial Officer)
                                                      November 12, 2003